UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2021

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street,	Miami,	Florida	33178
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	INT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Effective August 1, 2021, World Fuel Services Corporation (the “Company”) promoted Jose-Miguel Tejada to the position of Senior Vice President and Chief Accounting Officer. In this capacity, Mr. Tejada is responsible for overseeing the Company’s global accounting, income tax, regulatory and financial reporting, market risk and corporate finance functions.
Prior to his promotion, Mr. Tejada, age 46, served as the Company’s Senior Vice President, Core Finance since 2018 and previously served as the Company’s Vice President, Supply & Trading Finance from 2016 to 2018 and as Vice President, Global Product Control upon joining the Company in 2015. Prior to joining the Company, Mr. Tejada most recently served as the Head of Finance, Americas for Noble Group Limited from 2010 to 2015 where he oversaw the accounting, product control and financial planning and analysis functions. Prior to that, Mr. Tejada served nine years at Constellation Energy, Inc. from 2001 to 2010 in various controller and financial planning and analysis roles. Mr. Tejada holds a Bachelor's Degree in Management from Boston College and a Master's Degree in Business Administration from Cornell University.
In connection with this promotion, Mr. Tejada’s annual base salary was increased to $400,000, effective August 1, 2021 and he is entitled to receive a restricted stock unit award, effective August 10, 2021, with a grant date value of $50,000, which will vest in three equal annual installments beginning on August 10, 2022, subject to his continued service. He is also eligible to receive an annual performance bonus in an amount to be determined by the Company. Mr. Tejada’s target bonus for 2021 is 60% of his annual salary. Mr. Tejada has previously executed a confidentiality and non-competition agreement which remains effective.
Mr. Tejada is not a party to any arrangement or understanding regarding his appointment as principal accounting officer. Mr. Tejada has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Tejada is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Tejada has not entered into any material plan, contract, arrangement, or amendment in connection with his appointment as principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 5, 2021	World Fuel Services Corporation

/s/ Amy Avalos Quintana
Amy Avalos Quintana
Senior Vice President, Chief Corporate Counsel and Corporate Secretary